Portfolio Statistics As of September 30, 2025 18 Number of Loans 5 Number of Real Estate Owned (“REO”) Assets $382 million Outstanding Loan Principal Balance $105 million Fair Market Value of REO $487 million Total Portfolio Size $71 million Total Cash Balance Exhibit 99.2

Investments by Type Total Portfolio Size of $487 million Current Portfolio As of September 30, 2025

Current Loan Portfolio As of September 30, 2025 Investments by Sector Loan Portfolio Size of $382 million* * Does not include REO

Current Loan Portfolio As of September 30, 2025 Investments by Region Loan Portfolio Size of $382 million* * Does not include REO